UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2020

Synthorx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38756	46-4709185
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11099 N. Torrey Pines Road, Suite 190 La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 750-4789

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	THOR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on December 7, 2019, Synthorx, Inc., a Delaware corporation (“Synthorx” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sanofi, a French société anonyme (“Parent”), and Thunder Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Purchaser”). Aventis Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Aventis”) is the direct parent of Purchaser.

Pursuant to the Merger Agreement, on December 23, 2019, Purchaser commenced a tender offer to acquire all of the outstanding shares of common stock of the Company, $0.001 par value per share (the “Shares”), at a purchase price of $68.00 per Share in cash (the “Offer Price”), without interest thereon and net of any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 23, 2019 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”).

On January 23, 2020, Parent announced that the offering period of the Offer had expired at one minute past 11:59 p.m., Eastern Time, on January 22, 2020 (the “Expiration Time”) and that as of such time, based on the information provided by the depositary for the Offer, 27,443,994 Shares (not including 1,135,448 Shares tendered by notice of guaranteed delivery for which Shares have not yet been delivered in satisfaction of such guarantee) were validly tendered and not validly withdrawn pursuant to the Offer prior to the Expiration Time, representing approximately 83.7% of the outstanding Shares as of such time, which Shares were sufficient to have met the minimum condition of the Offer and to enable the Merger (as defined below) to occur under Delaware law without a vote of the Company’s stockholders. All conditions to the Offer having been satisfied, on January 23, 2020, Purchaser accepted for payment all Shares validly tendered and not validly withdrawn prior to the Expiration Time, and will promptly pay for such Shares in accordance with the terms of the Offer.

Following the completion of the Offer, on January 23, 2020, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), Purchaser merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation (the “Surviving Corporation”) and an indirect wholly owned subsidiary of Parent. In the Merger, Shares that were not purchased pursuant to the Offer (other than (i) Shares owned by Purchaser, Parent or any other direct or indirect wholly owned subsidiary of Parent immediately prior to the Effective Time (as defined below), (ii) Shares owned by the Company (or held in the Company’s treasury) or (iii) Shares held by any stockholder that is entitled to demand appraisal and who has properly exercised and perfected a demand for appraisal of such Shares pursuant to, and who has complied in all respects with, Section 262 of the DGCL and who, as of the Effective Time, has neither effectively withdrawn nor lost such stockholder’s rights to such appraisal and payment under the DGCL with respect to such Shares) were converted into the right to receive an amount in cash equal to the Offer Price (the “Merger Consideration”), without any interest thereon and net of any applicable withholding taxes.

Pursuant to the Merger Agreement, each of the Company’s stock options (the “Company Options”) that was outstanding as of immediately prior to the effective time of the Merger (the “Effective Time”) accelerated and became fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time and has been cancelled and converted into the right to receive cash in an amount, net of any applicable withholding taxes, equal to the product of (i) the total number of Shares subject to such vested Company Option immediately prior to the Effective Time (taking into account any acceleration of vesting), multiplied by (ii) the excess of (x) the Merger Consideration over (y) the exercise price payable per Share underlying such Company Option.

Pursuant to the Merger Agreement, each of the Company’s restricted stock units (the “RSUs”) that was outstanding as of immediately prior to the Effective Time, whether vested or unvested, has been cancelled and converted into the right to receive cash in an amount, net of any applicable withholding taxes, equal to the product of (i) the total number of Shares issuable in settlement of such RSU immediately prior to the Effective Time without regard to vesting multiplied by (ii) the Merger Consideration for each Share issuable in settlement of such RSU immediately prior to the Effective Time.

The total consideration paid for the Shares in the Offer and the Merger was approximately $2.48 billion. These amounts exclude fees and expenses related to the Offer and the Merger. Parent provided Purchaser with sufficient funds to purchase all Shares accepted for payment in the offering period of the Offer and all Shares purchased in the Merger.

The foregoing description of the Merger Agreement and the related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on December 9, 2019, and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 23, 2020, the Company notified the Nasdaq Global Select Market (“NASDAQ”) of the consummation of the Merger, and requested that NASDAQ (i) suspend trading of the Shares before the opening of trading on January 23, 2020 and (ii) file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to effect the delisting of shares of the Company’s common stock from NASDAQ and to deregister the Shares under Section 12(b) of the Exchange Act. In addition, the Company intends to file with the SEC a certification on Form 15 under the Exchange Act requesting the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure contained in Items 2.01 and 3.01 above and in Items 5.01 and 5.03 below is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The disclosure contained in Item 2.01 above and in Item 5.02 below is incorporated herein by reference.

As a result of the consummation of the Offer and the Merger pursuant to Section 251(h) of the DGCL, on January 23, 2020, a change in control of the Company occurred. At the Effective Time, the Company became a direct wholly owned subsidiary of Aventis and an indirect wholly owned subsidiary of Parent.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, effective immediately after the Effective Time, each of (i) Vickie Capps, Jay Lichter, Ph.D., Peter Kolchinsky, Ph.D., Andrew Powell, J.D., Pratik Shah, Ph.D. Laura Shawver, Ph.D. and Peter Thompson, M.D. ceased serving as a member of the board of directors of the Company and each committee thereof and (ii) Laura Shawver, Ph.D., Tighe Reardon, Joseph Leveque M.D. and Marcos Milla, Ph.D. ceased serving as an officer of the Company.

Further, pursuant to the Merger Agreement and effective immediately after the Effective Time, John Reed and Marie Debans, the directors of, and President and Treasurer respectively of, Purchaser immediately prior to the Effective Time became the directors and officers of the Surviving Corporation, holding the same positions. Information regarding the new directors and officers of the Company has been previously disclosed in the Tender Offer Statement on Schedule TO, filed by Purchaser, Aventis and Parent with the SEC on December 23, 2019 (together with the exhibits and annexes thereto and as amended or supplemented from time to time), and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, effective as of the Effective Time, each of the certificate of incorporation and the bylaws of the Company was amended and restated in its entirety. Copies of the certificate of incorporation and bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Number	Description

2.1	Agreement and Plan of Merger, dated as of December 7, 2019, by and among the Company, Parent and Purchaser (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 9, 2019).

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Second Amended and Restated Bylaws of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTHORX, INC.
Dated: January 23, 2020

	By:	/s/ John Reed
John Reed
President